UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015
Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
At our Annual Meeting of Stockholders held on June 3, 2015, our stockholders: (i) re-elected 10 directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Ms. Stephanie H. Wiggins to serve until the next annual meeting of stockholders in 2016; and (ii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.
The voting results were as follows:

Election of Directors	Shares For	Shares Against	Abstentions	Broker Non-Votes
Mr. Beach	57,395,291	1,915,598	448,498	55,407,223
Mr. E. Cohen	52,445,920	6,929,857	383,610	55,407,223
Mr. J. Cohen	52,875,396	6,486,442	397,549	55,407,223
Mr. Fore	57,723,811	1,582,015	453,561	55,407,223
Mr. Hart	57,756,024	1,552,481	450,883	55,407,223
Mr. Ickowicz	57,688,916	1,599,315	471,156	55,407,223
Mr. Kessler	57,675,203	1,648,070	436,114	55,407,223
Mr. Levin	53,965,712	5,327,195	466,480	55,407,223
Mr. Neff	57,282,807	2,011,889	464,691	55,407,223
Ms. Wiggins	57,734,017	1,582,988	442,382	55,407,223
A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015:

Shares For	Shares Against	Abstentions
112,071,051	1,973,185	1,122,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.
Date: June 5, 2015	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary